EXHIBIT 99.3


         SALES OF UNREGISTERED SECURITIES BY AMERICAN INFLATABLES, INC.
                              PRIOR TO MAY 17, 2002

          Prior to May 17, 2002, the Registrant was named American Inflatables, Inc. and was managed by (1) Gregg R. Mulholland, Chairman and Chief Executive Officer, (2) Jeffrey Jacobson, President, Chief Operating Officer and director and (3) David Ariss, Sr., director. On May 17, 2002, Inflatables and Paintball entered into a business combination in which Paintball became a wholly-owned subsidiary of Inflatables, Paintball's shareholders became the controlling shareholders of Inflatables, and Paintball's management became management of Inflatables. The Registrant's new management (who remain in office) were Paintball's management prior to May 17, 2002: (1) William R. Fairbanks, President, Chief Executive Officer and director, (2) Douglas L. Brown, Vice President and director and (3) William B. Kearney, a consultant performing services commonly performed by a Chief Executive Officer. After consummation of the business combination, the Registrant also changed its name from "American Inflatables, Inc." to "American Sports Development Group, Inc."

          During the preparation of an amendment to the Company's Registration Statement on Form SB-2 initially filed on November 27, 2002 (Commission File No. 333-101544) and this Annual Report, the Company's new management discovered several discrepancies between (1) the description of recent sales of unregistered securities in Inflatables 2001 Annual Report on Form 10-KSB, as amended (the "2001 Inflatables 10-KSB"), (2) board minutes provided by Inflatables to Paintball in February 2002 (the "Old Inflatables Minutes") and
(3) a record of original issuances by the Registrant recently obtained from the Company's registrar and transfer agent (the "Inflatables Transfer Records").

          Set forth below is a description of unregistered sales of Inflatables securities for the years 2000, 2001 and 2002 prior to May 17, 2002. BECAUSE OF THE DISCREPANCIES DISCOVERED BETWEEN THE OLD INFLATABLES MINUTES, THE INFLATABLES TRANSFER RECORD AND DESCRIPTIONS OF SECURITIES ISSUANCES IN THE 2001 INFLATABLES 10-KSB, THE COMPANY'S CURRENT MANAGEMENT CANNOT BE CERTAIN OF THE ACCURACY OF ANY OF THE DESCRIPTIONS SET FORTH BELOW OF SALES OCCURRING PRIOR TO MAY 17, 2002. Where there is an apparent discrepancy between the records available to current management, current management has sought to describe the discrepancy and indicate its own current belief as to actual events. Even where the records available to current management are consistent and the description below appears definitive, the extent of the discrepancies regarding other transactions suggest there can be no certainty as to the accuracy of any description of transactions occurring prior to May 17, 2002. Inflatables Chairman and Chief Executive Officer prior to May 17, 2002, Gregg Mulholland, has advised the Company that he is unable to recollect the facts necessary to explain the discrepancies.

          Except as otherwise indicated, the Company believes that the transactions described below were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof because of the small number of stock purchasers in each transaction. The Company is the same corporate entity as pre-May 17, 2002 Inflatables -- it merely changed its name after the May 17, 2002 business combination with Paintball.

     SECOND QUARTER 2002
     o On April 1, 2002, in consideration for an advance of $30,000, Inflatables issued a convertible note in the principal amount of $30,000 bearing interest at an annual rate equal to 10% that was convertible into 200,000 shares of Inflatables' Common Stock. The note was issued to Spartan Limited Partnership, the general partner of which, Matthew E. Brown, is an employee of Paintball. The note was converted in accordance with its terms on June 27, 2002.


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     o    On May 16, 2002, Inflatables issued 653,232 shares of its Common Stock to Gregg Mulholland, its Chairman and Chief Executive Officer and a substantial shareholder, in satisfaction of $206,250 in accrued unpaid salary and $211,819 of cash advances by Mr. Mulholland to Inflatables. Mr. Mulholland has subsequently returned these shares, and the certificate for these shares has been cancelled and the shares retired. The Shareholders Agreement entered into at the closing of Inflatables' acquisition of Paintball required Mr. Mulholland to forgive these debts as a contribution to Inflatables' capital with respect to his previously outstanding shares. The Company believes that Mr. Mulholland and Inflatables' board of directors in office on May 16, 2002 mistakenly believed new shares were supposed to be issued to Mr. Mulholland in consideration for cancellation of the debts, though Mr. Mulholland has informed the Company that he continues to believe he is entitled to these shares despite having returned the certificate for the shares to the Company. See "Certain Relationships and Related Transactions - Inflatables Acquisition of Paintball Incorporated - Shareholders Agreement."
     o On May 16, 2002, Inflatables issued 175,000 shares of its Common Stock to Dale Paisley, a consultant who performed many of the duties ordinarily performed by a chief financial officer for Inflatables prior to Inflatables' acquisition of Paintball, in satisfaction of $100,000 of accrued payables owed to Mr. Paisley.
     o On May 16, 2002, Inflatables issued 100,000 shares of its Common Stock to Jeff Jacobson, its President and Chief Operating Officer and one of its directors, prior to the Inflatables' acquisition of Paintball, in satisfaction of oral promises made to Mr. Jacobson by Gregg
          Mulholland, Inflatables' Chairman and Chief Executive Officer prior to the Paintball acquisition.

     FIRST QUARTER 2002
     o On February 6, 2002, Inflatables issued 125,000 shares of its Common Stock to Spartan Limited Partnership for $.25 per share. Matthew E. Brown, Spartan Limited Partnership's general partner, is an employee of Paintball.

     FOURTH QUARTER 2001
     o Item 5 of the 2001 Inflatables 10-KSB indicates that in the fourth quarter of 2001, Inflatables sold 125,000 shares of its Common Stock pursuant to private offering at $0.25 per share. The Inflatables Transfer Records and Old Inflatables Minutes do not include any such issuance. The Company believes this is the same transaction as the one described above for the First Quarter of 2002 and that Inflatables incorrectly listed the transaction in the wrong quarter.

     THIRD QUARTER 2001
     o    None

     SECOND QUARTER 2001
     o    None

     FIRST QUARTER 2001
     o Item 5 of the 2001 Inflatables 10-KSB indicates that in the first quarter of 2001, Inflatables sold 26,548 shares of its Common Stock pursuant to a private placement at $.37 2/3 per share. Neither the Old Inflatables Minutes nor the Inflatables Transfer Records include any such issuance.
     o The Old Inflatables Minutes authorized on January 31, 2001 the issuance of an aggregate of 146,016 shares of Inflatables Common Stock to five investors. The Inflatables Transfer Records show that certificates for these shares were issued on February 1, 2001. Item 5 of the 2001 Inflatables 10-KSB indicates that 146,016 shares were issued in the fourth quarter of 2000 for cash consideration of $45,000. Current management believes that Inflatables was describing the same transaction as the transaction described in this paragraph and that Inflatables inadvertently listed the transaction in the wrong

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          quarter. If this is correct, the consideration paid for the shares issued as described in this paragraph would be $45,000.

     FOURTH QUARTER 2000
     o Item 5 of the 2001 Inflatables 10-KSB indicates that in the fourth quarter of 2002, Inflatables sold 146,016 shares of its Common Stock for cash of $45,000 pursuant to a private offering. Current management believes that the fourth quarter 2000 transaction described in the 2001 Inflatables 10-KSB is the same transaction as the one described above as occurring in the First Quarter of 2001 and that Inflatables incorrectly listed the transaction in the wrong quarter.
     o Inflatables issued a warrant to Universal Consultants, Inc. to purchase 1,320,000 shares of its Common Stock with an exercise price of $0.25 per share (the UCI Warrant).

     THIRD QUARTER 2000
     o On September 20, 2000, Inflatables issued 600,000 shares of its Common Stock to TNR Development Corporation upon exercise of a warrant with an exercise price of $0.25 per share. TNR Development Corporation paid the $150,000 exercise price by delivering a promissory note to Inflatables secured by the stock received upon exercise.
     o On September 20, 2000, Inflatables issued 400,000 shares of its Common Stock to Dylan's Dance Hall, Inc. upon exercise of a warrant with an exercise price of $0.25 per share. Dylan's Dance Hall, Inc. paid the $100,000 exercise price by delivering a promissory note to Inflatables secured by the stock received upon exercise.
     o On September 15, 2000, Inflatables issued 1,053,984 shares of its Common Stock to Gregg Mulholland, then its Chairman and Chief Executive Officer and largest shareholder, for compensation of $410,000. Inflatables records do not indicate the period during which the compensation accrued or the rate at which it accrued, and Mr. Mulholland has advised the Company that he cannot recollect this information.
     o Item 5 of Inflatables 2001 10-KSB indicates that in the third quarter of 2000 Inflatables issued 163,500 shares of its Common Stock upon conversion of a note payable of $150,000 and accrued interest of $13,500. The Inflatables Transfer Records indicate that a certificate for 163,500 shares was issued to Rubicon Capital Corp. on August 25, 2000. The Old Inflatables Minutes do not include an authorization of any such issuance.
     o Inflatables issued 5,000 shares of its Common Stock to Amy Lansdown and 32,000 shares to Terry Seisaiz for financial and accounting services valued at $25,088. The Old Inflatables Minutes indicate that this issuance was authorized on June 27, 2000, and the Inflatables Transfer Records indicate that certificates for these shares were issued on July 14, 2000.
     o The Old Inflatables Minutes indicate that on August 21, 2000, Inflatables was authorized to issue 103,525 and 12,900 shares of its Common Stock to NK Partners, Inc. and Brian Walsh, respectively. Item 5 of the 2001 Inflatables 10-KSB indicate that 116,425 shares were issued in the third quarter of 2000 in cancellation of debts of Inflatables totaling $76,300.
     o Item 5 of the 2001 Inflatables 10-KSB indicates that in the third quarter of 2000, Inflatables issued 100,000 shares of its Common Stock
          for  financial  and  accounting   services  valued  at  $26,000.   The
          Inflatables Transfer Records include the issuance of a certificate for 100,000 to an entity named "La Cuesta" on September 22, 2000; however, the Old Inflatables Minutes do not include an authorization for any such issuance, and current management cannot determine if the 2001 Inflatables 10-KSB and the Inflatables Transfer Records are describing the same transaction.
     o The Inflatables Transfer Records indicate that a certificate for 70,000 shares of Inflatables Common Stock was issued to Jeffrey Jacobson on July 14, 2000. The Old Inflatables Minutes do not contain an authorization for any such issuance. Item 5 of the 2001 Inflatables 10-KSB indicates that 120,000 shares were issued to an officer of Inflatables for compensation of $103,000 in the second quarter of 2000. Note 8 to the audited financial statements included in the 2001

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          Inflatables 10-KSB, indicates that 70,000 shares were issued during
          2000 to an officer and director of Inflatables valued at $0.375 per share. Board resolutions dated April 4, 2000 in the Old Inflatables Minutes and Inflatables Transfer Records show the issuance of 50,000 shares to Mr. Jacobson in the second quarter of 2000. For the period April 3, 2000 to July 14, 2000, the closing price of Inflatables' Common Stock ranged from a high of $3.125 to a low of $0.563 per share. Current Management believes that Inflatables combined the two issuances into one transaction in the 2001 Inflatables 10-KSB. Current management cannot verify the compensation information about the transaction included in the 2001 Inflatables 10-KSB.

     SECOND QUARTER 2000
     o The Old Inflatables Minutes and the Inflatables Transfer Records indicate that Inflatables sold an aggregate of 132,500 shares of its Common Stock to nine private investors in the second quarter of 2000.
          Item 5 of Inflatables 2001 10-KSB indicates that Inflatables sold 132,500 shares of its Common Stock pursuant to a private offering at $1.00 per share in the first quarter of 2000. Current management believes the Old Inflatables Minutes, the Inflatables Transfer Records and the 2001 Inflatables 10-KSB describe the same transaction.
     o Board resolutions dated April 4, 2000 in the Old Inflatables Minutes and the Inflatables Transfer Records indicate that in the second quarter of 2000, Inflatables issued 50,000 shares of its Common Stock to its President, Chief Operating Officer and director Jeffrey Jacobson. Current management is unable to determine the value at which the shares were issued. Note 8 to the audited financial statements contained in the 2001 Inflatables 10-KSB indicate that in 2000, 50,000 shares were issued to an officer and director at a price of $1.534 per share, which was the closing bid price on the date of issuance. The closing price for Inflatables' Common Stock on April 3, 2000 was $3.125 per share and on April 4, 2000 was $2.25 per share. Item 5 of Inflatables' 2001 Annual Report on Form 10-KSB indicates that Inflatables issued 120,000 shares of its Common Stock to an officer for compensation of $103,000. The Company's current management believes that the 50,000 shares issued to Mr. Jacobson in the second quarter of 2002 are part of the 120,000 shares described in Item 5 of Inflatables' 2001 10-KSB. The Inflatables Transfer Records indicate that a certificate for 70,000 shares was issued to Mr. Jacobson on July 14, 2000; however, the Old Inflatables Minutes do not include an authorization for any such issuance.
     o Board resolutions dated April 4, 2000 in the Old Inflatables Minutes and the Inflatables Transfer Records indicate that Inflatables issued 50,000 shares of its Common Stock to David Ariss, a director of
          Inflatables, in the second quarter of 2000. Item 5 of Inflatables' 2001 Annual Report on Form 10-KSB indicates that Inflatables issued 50,000 shares of its Common Stock to a director for fees valued at $76,800. The Company's current management believes that these are the same 50,000 shares; however, current management cannot confirm the consideration paid for the shares. Note 8 to the audited financial statements contained in the 2001 Inflatables 10-KSB indicate that in 2000, 50,000 shares were issued to a director at a price of $1.534 per share, which was the closing bid price on the date of issuance. The closing price for Inflatables' Common Stock on April 3, 2000 was $3.125 per share and on April 4, 2000 was $2.25 per share.
     o Inflatables issued 175,000 shares of its Common Stock to IR International for investor relations services valued at $175,000.
     o The Old Inflatables Minutes include board resolutions dated June 30, 2000 authorizing the issuance of an aggregate of 325,000 shares of Inflatables Common Stock to Apollo One, Inc., Universal Consultants, Inc., Prestige Financial, Inc., Dylan's Dance Hall, Inc., TNR Development Corporation, Silver County Financial, Inc. and Certified One, Inc. The Inflatables Transfer Records indicate that on June 30, 2000 certificates for an aggregate of 513,500 shares were issued to these seven entities and Apex One, Inc. Item 5 of the 2001 Inflatables 10-KSB indicates that in the second quarter of 2000, Inflatables sold 350,000 shares of its Common Stock and warrants to purchase 1,000,000 shares of its Common Stock at $0.25 per share for total consideration of $250,000 pursuant to a private offering. TNR Development Corporation and Dylan's Dance Hall, Inc. have warranted in the Shareholders Agreement (see "Certain Relationships and Related Transactions - Inflatables Acquisition of Paintball - Shareholders Agreement" and Exhibit 4.6 to this Annual Report) that they acquired

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          an  aggregate  of 350,000  shares and  warrants  to purchase 1,000,000 shares with an exercise price of $0.25 per share in a private placement on May 8, 2000 and subsequently transferred an aggregate
          of  310,000 of the  shares to Apollo  One,  Inc.,  Apex   One,   Inc.,
          Certified   One,  Inc.,  Prestige  Financial,  Inc.,   Silver   County
          Financial, Inc. and Universal Consultants, Inc. The recipients have confirmed their acquisition of these shares in similar warranties in the Shareholders Agreement.
     o Item 5 of the 2001 Inflatables 10-KSB indicates that in the second quarter of 2000, Inflatables issued 163,500 shares of its Common Stock upon conversion of a note payable of $150,000 and accrued interest of $13,500. This entry is identical to an entry for the third quarter of 2000 in Item 5 of the 2001 Inflatables 10-KSB. The Old Inflatables Minutes and the Inflatables Transfer Records show a single issuance of 163,500 shares to Rubicon Capital Corporation in the third quarter of
          2000.  Current  management   believes  that  Inflatables   incorrectly
          recorded the same transaction twice in the 2001 Inflatables 10-KSB.
     o Board resolutions dated April 4, 2000 in the Old Inflatables Minutes and the Inflatables Transfer Records indicate that Inflatables issued 50,000 shares of its Common Stock to Scott Rettburg in the second quarter of 2000. Current management cannot ascertain the consideration paid for these shares. The closing price for Inflatables' Common Stock on April 3, 2000 was $3.125 per share and on April 4, 2000 was $2.25 per share. These shares were issued pursuant to the same resolutions that authorized the issuance of 50,000 to each of Jeffrey Jacobson and David Ariss in the second quarter of 2000, and Note 8 to the audited
          financial   statements   contained  in  the  2001  Inflatables  10-KSB
          indicates that in 2000, 50,000 shares were issued to an officer and director and to just a director, in each case, at a price of $1.534 per share, which was the closing bid price on the date of issuance.
     o The Inflatables Transfer Records indicate that certificates for an aggregate of 80,000 shares were issued to eight persons on May 16, 2000, including certificates for an aggregate of 31,000 shares issued to Gregg Mulholland, Inflatables' Chairman, Chief Executive Officer and largest shareholder at the time. The Old Inflatables Minutes do not contain any resolutions authorizing such issuance, and Item 5 of the 2001 Inflatables 10-KSB does not include any entry similar to this transaction.

     FIRST QUARTER 2000
     o The Inflatables Transfer Records indicate that a certificate for 500 shares was issued to Western American Securities Corp. on January 14, 2000. The Old Inflatables Minutes do not contain any resolutions authorizing such issuance, and Item 5 of the 2001 Inflatables 10-KSB does not include any entry similar to this transaction.
     o Inflatables corporate records provided to current management by Gregg Mulholland after Inflatables' May 2002 business combination with Paintball include a cover page of a private offering memorandum dated December 31, 1999 offering 500,000 shares of Inflatables Common Stock at $2 per share, a signature page dated March 2, 2000 signed by a Mr. Steven R. DeLonga appearing to subscribe to 20,000 shares and a three-page purchaser questionnaire signed by Mr. Delonga. The Inflatables Transfer Records do not show any stock issuance to Mr. DeLonga, and a list of record holders as of February 14, 2002 provided to the Company by its transfer agent does not show Mr. DeLonga as a record holder of any of the Company's shares. Current management is unaware of any other records relating to any such offering and cannot determine whether such an offering was made or consummated, or if it were made, the exemption from registration relied on.
     o Inflatables corporate records provided to current management by Gregg Mulholland after Inflatables' May 2002 business combination with Paintball include three pages appearing to be signature and witness pages to a subscription agreement dated January 7, 2000 pertaining to 65,000 shares of Inflatables Common Stock signed by a Mr. Mario Aroz. The Inflatables Transfer Records do not show any original stock issuance to Mr. Aroz; however, a list of record holders as of February 14, 2002 provided to the Company by its transfer agent shows a Mr. Mario Aroz as the holder of 70,000 shares of restricted stock. Current management is unaware of any other records relating to any such offering and cannot determine whether such an offering was made or consummated, or if it were made, the exemption from registration relied on.